SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   __________

                                    FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                            UNISYS CORPORATION
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         (Exact Name of Registrant as Specified in its Charter)


                Delaware                             38-0387840
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(State of Incorporation or Organization)            (IRS Employer
                                                 Identification No.)


  Township Line and Union Meeting Roads
  Blue Bell, Pennsylvania                               19424
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(Address of principal executive offices)              (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                 Name of Each Exchange on Which
    to be so Registered                 Each Class is to be Registered
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8 1/4% Convertible Subordinated Notes    New York Stock Exchange
              due 2006


Securities to be registered pursuant to Section 12(g) of the Act:


                              None
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                         (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

    This Registration Statement relates to the Registrant's 8 1/4% Convertible Subordinated Notes due 2006 (the "Notes"). A description of the Notes is set forth in the prospectus supplement dated March 4, 1996 under the caption "Description of Notes" and in the accompanying prospectus dated August 5, 1993 under the caption "Description of the Debt Securities." The prospectus supplement and the prospectus are each filed as a part of the Registrant's Registration Statement on Form S-3 (Registration No. 33-64396) under the Securities Act of 1993, which is incorporated herein by reference.


Item 2.    Exhibits.

1     Form of 8 1/4% Convertible Subordinated Note due 2006.

2.1   Form of Indenture between the Registrant and The Bank of
New York, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3
(Registration No. 33-64396)

2.2 Form of First Supplemental Indenture between the Registrant and the Bank of New York.

                                  SIGNATURE
                                  ---------

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 5, 1996

                            UNISYS CORPORATION

                            By:  /s/Stefan C. Riesenfeld
                                 ---------------------------
                                 Name:  Stefan C. Riesenfeld
                                 Title: Vice President and
                                       Treasurer

EXHIBIT INDEX

Exhibit
No.____

1.    Form of 8 1/4% Convertible Subordinated Note due 2006.

2.1 Form of Indenture between the Registrant and The Bank of New York, incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-64396)

2.2 Form of First Supplemental Indenture between the Registrant and The Bank of New York.